Exhibit 10.4

To:	ViroPharma Incorporated 730 Stockton Drive Exton, PA 19341

A/C	4375-691755

From:	Wells Fargo Bank, National Association

Subject:	Agreement with respect to Issuer Warrant Transaction Reference No. OTC032307202-204C

Date:	March 19, 2009

This letter agreement (this “Agreement”) relates to the Transaction (the “Transaction”) entered into between Wells Fargo Bank, National Association (“Dealer”) and ViroPharma Incorporated (“Counterparty”), pursuant to a letter agreement dated March 20, 2007 entitled Issuer Warrant Transaction (Transaction Reference Number: OTC032307202-204C) (the “Confirmation”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Confirmation.

The purpose of this Agreement is to set forth certain understandings with respect to the Additional Termination Event set forth in Section 8(j)(i) of the Confirmation.

1. Agreement. The parties agree that, in the event that the Hedging Party determines that an Additional Termination Event of the type set forth in Section 8(j)(i) of the Confirmation has occurred, the Hedging Party shall so notify the parties hereto (a “Termination Notice”, which notice shall include the number of affected Warrants), and the provisions of this Section 1 shall apply in lieu of Sections 6(a), 6(b), 6(c) and 6(d) of the Agreement (as defined in the Confirmation). The Calculation Agent shall determine Loss using the Daily Average Price (as defined below) on the Valuation Date (as defined below) corresponding to the date of the Termination Notice (the “Notice Date”) as the current Share price input, and Counterparty shall pay the amount of such Loss on the corresponding Payment Date (as defined below). Promptly following the determination of such Loss, the Calculation Agent shall deliver to the parties a notice substantially in the form of Schedule A hereto.

Valuation Date:	For each Notice Date, the immediately following Exchange Business Day.

Daily Average Price:	For any Exchange Business Day, as determined by the Calculation Agent based on the New York Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session), as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Exchange Business Day, on Bloomberg page “VPHM.Q<Equity>AQR” (or any successor thereto) (or if such published volume weighted average price is unavailable or is manifestly incorrect, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume weighted method).

Exchange:	The NASDAQ Global Select Market

Consequences of Disrupted Days:	Notwithstanding anything to the contrary in this Agreement or the Equity Definitions, if any Valuation Date is a Disrupted Day, the Calculation Agent may, if appropriate in light of market conditions, regulatory considerations or otherwise, take any or all of the following actions: (i) postpone the Valuation Date in accordance with Section 6.6 of the Equity Definitions or (ii) determine that such Valuation Date is a Disrupted Day only in part, in which case the Calculation Agent shall (A) determine the Daily Average Price based on transactions in the Shares on such Valuation Date effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, as applicable, and (B) designate the immediately following Exchange Business Day as the Valuation Date (with the provisions of this paragraph applying successively to each such Exchange Business Day so designated) and determine the Loss using an appropriately weighted average of the Daily Average Prices on the original Valuation Date and such designated Valuation Date or Dates. Section 6.6(a) of the Equity Definitions is hereby amended by replacing the word “shall” in the fifth line thereof with the word “may,” and by deleting clause (ii) thereof. Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed a Disrupted Day in full.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.

Payment Date:	The date one Settlement Cycle following each Valuation Date.

3. Representations and Warranties.

(a)	Each party represents to the other party that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(ii) It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(iii) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(iv) All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(vi) It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(b)	Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer and Goldman Sachs International (“GS”) as follows:

(i) On the date hereof, (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that neither Dealer nor GS is making any representations or warranties with respect to the treatment of this Agreement under FASB Statements 128, 133, 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii) Prior to the date hereof, Counterparty shall deliver to Dealer and GS a resolution of Counterparty’s board of directors authorizing this Agreement and such other certificate or certificates as either Dealer or GS shall reasonably request.

(iv) Counterparty is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(v) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vi) On the date hereof and on each Payment Date (A) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (B) the capital of Counterparty is adequate to conduct the business of Counterparty and (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(vii) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(viii) (A) During the term of this Agreement, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not, and shall not be, subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”) and (B) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, until the second Exchange Business Day immediately following the Settlement Period.

(c)	Counterparty acknowledges that:

(i) In connection with this Agreement, GS and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust or unwind its hedge position with respect to the Transaction.

(ii) GS and Dealer and their respective affiliates may also be active in the market for the Shares other than in connection with activities in relation to this Agreement or the Transaction.

(iii) GS and Dealer shall make their own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that they deem appropriate to hedge their respective price and market risk with respect to the Daily Average Price.

(iv) Any market activities of GS and Dealer and their respective affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Daily Average Price, in a manner that may be adverse to Counterparty.

(v) This Agreement relates to the Transaction; GS and Dealer may purchase shares for their own accounts at an average price that may be greater than, or less than, the Daily Average Price.

4. Termination of this Agreement. This Agreement shall terminate upon the earlier of (i) the Business Day following the election by either Dealer or Counterparty to terminate this Agreement by providing written notice to the other party and (ii) March 26, 2009, except that (a) the obligation to pay the Loss related to any Notice Date occurring on or prior to the date of termination of this Agreement shall survive the termination of this Agreement until such payment is made and (b) the representations and warranties set forth above in Section 2 of this Agreement shall survive the termination of this Agreement without limitation.

5. No Netting and Set-off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under this Agreement against any delivery or payment obligations owed to it by the other party, whether arising under the this Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

7. Third Party Beneficiary. GS shall be the third party beneficiary of Counterparty’s representations, warranties, agreements, indemnities and other obligations hereunder and will have a right to directly enforce those obligations against Counterparty.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE).

10. Arbitration

a.	All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

b.	Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

c.	The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

d.	The arbitrators do not have to explain the reason(s) for their award.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Counterparty is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.

f.	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

g.	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement

h.	Counterparty agrees that any and all controversies that may arise between Counterparty and Dealer, including, but not limited to, those arising out of or relating to this Agreement or the Transaction hereunder, shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

i.	No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Counterparty is excluded from the class by the court.

j.	Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Counterparty hereby agrees (a) to check this Agreement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to this Agreement, by manually signing this Agreement or this page hereof as evidence of agreement to such terms and providing the other information required herein and immediately returning an executed copy to Wells Fargo Bank, National Association, Facsimile No. (415) 646-9208, with a copy to Goldman Sachs International, Equity Derivatives Documentation Department, Facsimile No. (212) 428-1980/83.

Yours faithfully,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Simon Bevan
Name:	Simon Bevan
Title:	Authorized Signatory

Agreed and Accepted By:

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Name:	Vincent J. Milano
Title:	President and CEO

SCHEDULE A

CALCULATION AGENT’S NOTICE

To:	ViroPharma Incorporated 730 Stockton Drive Exton, PA 19341

A/C:	4375-691755

From:	Goldman Sachs International, as Calculation Agent

Re:	Agreement with respect to the Issuer Warrant Transaction Ref. No. OTC032307202-204C

Date:	[ ]

Reference is hereby made to the Agreement (the “Agreement With Respect to Issuer Warrants”) dated as of March 19, 2009 between Wells Fargo and ViroPharma Incorporated (the “Issuer”) relating to the Issuer Warrant Transaction (Ref. No. OTC032307202-204C).

Any capitalized terms used herein but not defined shall have the meanings set forth in the Agreement With Respect to Issuer Warrants.

On the Notice Date specified below, the Hedging Party notified Counterparty of the occurrence of an Additional Termination Event of the type described in Section 8(j)(i) of the Confirmation. The Calculation Agent hereby notifies the parties of the following terms under, and as defined in, the Agreement With Respect to Issuer Warrants, relating to such Notice Date:

Notice Date:

Number of Affected Warrants:

Valuation Date:

Daily Average Price for Valuation Date:

Loss:

Yours sincerely,

GOLDMAN SACHS INTERNATIONAL

By:
Authorized Signatory